Exhibit 10.1

Execution Version

TRANSITION AGREEMENT

This Transition Agreement (this “Agreement”) is by and between LISA FUNK (“Executive”) and MISTER CAR WASH, INC. (“MCW” or the “Company”), and is entered into as of June 21, 2022 (the “Effective Date”). Executive and the Company will be collectively referred to as the “Parties.”

RECITALS

WHEREAS, Executive currently is employed by the Company as General Counsel;

WHEREAS, Executive has provided notice of her intent to voluntarily resign and retire from her employment and officer positions with the Company and its affiliates (the “Resignation Notice”), effective as of December 31, 2022 (the “Separation Date”); and

WHEREAS, the Company and the Executive deem it to be in their respective best interests to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and commitments described herein, the Parties agree as follows:

A.	Transition Period.

1. During the period commencing on the date of this Agreement and ending on the Separation Date (the “Transition Period”), Executive agrees that she will continue to serve the Company in such capacities and perform such duties as may be specified by the Board of Directors of the Company (the “Board”). In particular, during the Transition Period, Executive agrees she will (i) continue to perform her duties as General Counsel of the Company through the earlier of (x) the Separation Date and (y) the date a successor to Executive’s position as General Counsel commences employment with the Company and is appointed as General Counsel, (ii) use her reasonable best efforts to advance the interests of the Company and facilitate the successful transition of her authority, duties and/or responsibilities to the individual who succeeds her as General Counsel in whatever reasonable capacity as may be requested by the Chief Executive Officer consistent with her current position as General Counsel, (iii) continue to advise the Company on legal and compliance matters, and (iv) communicate a message consistent with the Board’s and/or Chief Executive Officer’s direction to key employees, customers and suppliers. Executive acknowledges and agrees that any change in her position, authority, duties and/or responsibilities implemented in good faith by the Company during the Transition Period in connection with the transition to her successor shall not constitute “Good Reason” for purposes of the Mister Car Wash, Inc. Executive Severance Plan (the “Severance Plan”).

2. During the Transition Period, Executive will continue to receive a base salary at the annual rate of $350,860. Further, in consideration for (and subject to) Executive’s services during the Transition Period in accordance with Section 1, and notwithstanding anything to the contrary in the MCW Executive Bonus Program or applicable award agreement(s), Executive will be continue to eligible to earn an annual cash performance bonus under the MCW Executive Bonus Program for the 2022 fiscal year with a target bonus opportunity of 40% of Executive’s annual base salary, which bonus, if earned, will be paid out when annual bonuses are typically paid under the MCW Executive Bonus Program (but in any event no later than December 31 of the calendar year immediately following the calendar year with respect to which any such annual bonus relates) without regard for any requirement of continued employment at the time of payment under the MCW Executive Bonus Program (the “Supplemental Benefit”). Without limiting the foregoing, the eligibility to receive the Supplemental Benefit will be contingent upon Executive’s execution and non-revocation of a release and waiver of claims in the form attached hereto as Exhibit A (a “Release”) on or prior to the 30th day following the Separation Date, which Release will be considered an integral part of this Agreement.

B.	Separation

3. Effective as of the Separation Date, Executive hereby voluntarily resigns as General Counsel and as an employee and officer of the Company and its affiliates. Executive agrees to take all actions necessary or appropriate to timely effect such resignations. Executive acknowledges that, for the avoidance of doubt, Executive will not be entitled to any payments or benefits under the Severance Plan in connection with the termination of Executive’s employment with the Company as of the Separation Date.

4. The Parties acknowledge that, as of the date hereof, Executive holds (i) options to purchase 283,323 shares of common stock of MCW pursuant to the Non-Qualified Stock Option Agreement dated July 15, 2015 (the “2015 Option Agreement”) and the 2014 Stock Option Plan of Hotshine Holdings, Inc. (the “2014 Plan”) (the “2015 Options”); (ii) options to purchase 371,520 shares of common stock of MCW pursuant to the Non-Qualified Stock Option Agreement dated November 23, 2016 (the “2016 Option Agreement”) and the 2014 Plan (the “2016 Options” and together with the 2015 Options, the “2014 Plan Options”); (iii) options to purchase 62,500 shares of common stock of MCW pursuant to the Option Agreement dated June 25, 2021 (the “2021 Option Agreement”) and the Mister Car Wash, Inc. 2021 Incentive Award Plan (the “2021 Plan”) (the “2021 Options”); and (iv) 25,000 restricted stock units pursuant to the Restricted Stock Unit Agreement dated June 25, 2021 (the “RSU Agreement”) and the 2021 Plan (the “RSUs”). For the avoidance of doubt, as Executive provided the Resignation Notice on June 21, 2022 (the “Notice Date”), Executive’s termination of employment on December 31, 2022 shall constitute a “Retirement Qualifying Termination” for purposes of the applicable award agreements under the 2021 Plan and accordingly (a) as of the Separation Date, Executive will be entitled to accelerated vesting of the respective portions of the 2021 Options and RSUs that would have vested during the twelve-month period following the Notice Date, or 12,500 Options and 5,000 RSUs, and (b) the vested 2021 Options that Executive holds as of the Separation Date shall be eligible to be exercised on or prior to the twenty-four month anniversary of the Separation Date. Any other equity awards held by Executive that do not vest in accordance with their terms prior to the Separation Date shall be forfeited. Notwithstanding anything to the contrary in the 2015 Option Agreement or the 2016 Option Agreement, the post-termination exercise period applicable to the 2014 Plan Options held by Executive as of the Separation Date shall be extended for a period of six months following the later of (i) the Separation Date, or (ii) the expiration date of any lock-up agreement or arrangement that is applicable to or otherwise binding on the Executive at any time during the six-month period immediately following the Separation Date, provided that the expiration of each 2014 Plan Option shall in no event be later than the original expiration date of such 2014 Plan Option.

C. Restrictive Covenants. Executive acknowledges that the Company is providing Executive with the Supplemental Benefit in material part in consideration for Executive’s services during the Transition Period and reaffirmation of Executive’s prior agreement to comply with the restrictive covenants set forth in Article IV of each of the 2015 Option Agreement and 2016 Option Agreement, Article V of the 2021 Option Agreement and Article III of the RSU Agreement, respectively (collectively, the “Restrictive Covenants”); provided, that the Parties hereby acknowledge and agree that the applicable restricted period following termination of employment applicable to any post-employment non-competition or non-solicitation restriction in the Restrictive Covenants (i) shall be increased to twenty-four months and (ii) shall not commence until the Separation Date. Executive shall no longer be entitled to the Supplemental Benefit following the date that Executive first materially violates any such Restrictive Covenants, as reasonably determined by the Board of Directors (and, to the extent any Supplemental Benefit has been already paid, the amount thereof shall be repaid to the Company ).

D. No Other Promises. Executive represents and agrees that neither the Company nor any of its employees, agents, representatives or attorneys made any representations concerning the terms or the effects of this Agreement other than those contained herein and that Executive’s decision to sign this Agreement is not based in whole or in part on any statement or promise that does not appear within the four corners of this document. Executive acknowledges and agrees that nothing herein changes the at-will nature of Executive’s employment and, notwithstanding anything to the contrary herein, nothing shall limit the Company’s ability to terminate Executive’s employment at any time following the date hereof, subject to compliance with the Severance Plan (if applicable).

E. Non-Admissions. Executive expressly acknowledges that neither this Agreement nor the furnishing of the consideration of this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.

F. Conditions. Should either of the Parties breach any provision or obligation under this Agreement, such breaching Party explicitly agrees to pay all damages (including, but not limited to, litigation or defense costs, expenses, and reasonable attorneys’ fees) incurred by the other Party as a result of such breach. Nothing in this paragraph shall, or is intended to, limit or restrict any other rights or remedies the Company or the Executive may have by virtue of this Agreement or otherwise.

G.	Additional Terms

1. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Arizona. The parties hereby consent to the jurisdiction of the federal or state courts within the State of Arizona in connection with any dispute concerning this Agreement.

2. Each and every term of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

3. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party, regardless of who drafted it.

4. In the event any provision of this Agreement should be held by a court of competent jurisdiction to be unenforceable and incapable of being modified to be legal, each and all of the other provisions of this Agreement shall remain in full force and effect.

5. This Agreement, including this paragraph, may not be altered in any respect except by a writing duly executed by all parties. This Agreement may not be modified orally. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged.

[signature page follows]

EXECUTIVE FULLY UNDERSTANDS THE FOREGOING TRANSITION AGREEMENT, AND FULLY UNDERSTANDS ITS TERMS. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY THIS THE 21st DAY OF JUNE, 2022.

EXECUTIVE:

/s/ Lisa Funk
Lisa Funk

Signature Page for Transition Agreement

THE FOREGOING TRANSITION AGREEMENT IS HEREBY EXECUTED BY DULY AUTHORIZED REPRESENTATIVE THIS 21st DAY OF JUNE, 2022.

COMPANY:

MISTER CAR WASH, INC.

By:	/s/ John Lai
John Lai, President and CEO

EXHIBIT A

WAIVER AND RELEASE OF CLAIMS AGREEMENT

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS AND A WAIVER OF RIGHTS TO MAKE CLAIMS AGAINST YOUR EMPLOYER. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

This Waiver and General Release (this “Agreement”) is by and between LISA FUNK (“EXECUTIVE”) and MISTER CAR WASH, INC. and all its related corporations, parents, subsidiaries and affiliates, and their respective current and former officers, employees, trustees, directors, attorneys, insurers, agents, and their successors and assigns, individually and in their representative capacities, and any entity or individual affiliated with any of the foregoing (the “Company”). Executive and the Company will be collectively referred to as “the Parties.”

RECITALS

WHEREAS, Executive currently is employed by the Company and providing transition services to the Company pursuant to that certain Transition Agreement, dated June 21, 2022 (“Transition Agreement”); and

WHEREAS, the Company and the Executive deem it to be in their respective best interests to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration set forth herein, the Parties agree as follows:

A. Waiver/General Release

1. In exchange for the benefits set forth in the Transition Agreement and for other good and valuable consideration, Executive, for herself and on behalf of Executive’s successors, heirs, agents, and assigns, releases and forever discharges the Company and its current and former parent companies, subsidiaries, agents, employees, officers, directors, owners, executives, trustees, representatives, attorneys, related organizations, affiliated companies, assigns, and successors (hereafter referred to collectively as the “Released Parties”), and each of them, from any and all liabilities, claims, causes of action, charges, complaints, commissions, obligations, costs, losses, damages, injuries, attorneys’ fees, expenses, benefits, compensation of any nature, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, that Executive has incurred or expects to incur, or now owns or holds, or has at any time heretofore owned or held, or may at any time own, hold, or claim to hold by reason of any matter or thing arising from any cause whatsoever against the Released Parties prior to the date of Executive’s execution of this Agreement, including but not limited to Executive’s employment with the Company, and the termination of that employment. This release extends to any and all claims including, but not limited to, any alleged: (a) violation of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (as amended, the “ADEA”), the

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Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans With Disabilities Act, as amended by the ADA Amendments Act, the Family Medical Leave Act, the Arizona Civil Rights Act, the Arizona Employment Protection Act, the Arizona wage statutes including the Arizona Paid Sick Leave Law, state and federal False Claims acts, and any amendments to the foregoing, as well as any and all claims under any other federal, state or local constitution, laws or regulations; (b) discrimination, harassment, retaliation, breach of any express or implied employment contract or agreement, wrongful discharge, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, misrepresentation, fraud, defamation, interference with prospective economic advantage, and/or failure to pay wages due or other monies owed; and (c) violation of any local, state or federal law, regulation, ordinance, and/or public policy, violation of any contract, or tort or common law claim having any bearing whatsoever on the terms and conditions and/or cessation of employment with any of the Released Parties. Notwithstanding the releases set forth above, this Agreement does not release any claim for vested benefits under any ERISA-governed benefit plan or any claim that is prohibited from being released as a matter of law. Executive understands that nothing in this release in this Section B (the “Release”) prevents Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or any other federal, state, or local agency charged with the enforcement of any employment laws, although Executive understands that by signing this Agreement, Executive waives the right to recover any damages or to receive other relief in any claim or suit brought by or through the EEOC or any other state or local deferral agency on Executive’s behalf, to the extent permitted by law. Executive further releases and waives any right to become, and promises not to consent to become, a named plaintiff in a class, collective, or representative action, or a class or collective member in any case in which claims are asserted against the Released Parties that are related in any way to Executive’s employment with, or separation of employment from, the Company, arising from the beginning of time to the date of execution hereof. In that regard, Executive agrees that Executive may not and will not submit a claim form in any class, collective, or representative action in which Employee is included as a putative class member, if any.

2. Executive acknowledges that Executive has been advised of and is familiar with the provisions of California Civil Code § 1542, which states, in part: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, WHICH IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Executive expressly waives and releases any and all rights that Executive may have under California Civil Code § 1542 as well as under any other statutes or common law principles of similar effect, to the fullest extent Executive may do so lawfully. Executive acknowledges and agrees that Executive is aware of her rights under the laws specifically and generally described above and that Executive knowingly and voluntarily waives those rights to the full extent that waiver is allowed by law. Executive further acknowledges that Executive may later discover facts different from or in addition to those facts now known to Executive or believed by Executive to be true with respect to any or all of the matters covered by this Agreement, and Executive agrees that this Agreement nevertheless shall remain in full and complete force and effect.

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3. This Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that Executive has or may have under the ADEA prior to the date Executive executes this Agreement (the “ADEA Release”). This paragraph and this Agreement are written in a manner calculated to be understood by Executive and Executive agrees that she fully understands all of the provisions of this paragraph and this Agreement. Executive is hereby advised in writing to consult with an attorney before signing this Agreement. Executive acknowledges that, in return for this Agreement, Executive will receive consideration beyond that which Executive was already entitled to receive before entering into this Agreement. Executive acknowledges that Executive has had 21 days to consider signing this Agreement. If Executive decides not to use all 21 days, Executive knowingly and voluntarily waives any claims that Executive was not given the 21-day period or did not have the opportunity to use the entire 21 days to consider this Agreement. Executive may revoke this Agreement at any time within the 7-day period following the date Executive signs this Agreement by providing written notice of revocation to the Company, c/o Anna Zappia (azappia@mistercarwash.com). The ADEA Release shall not become effective or enforceable until 12:01 a.m. on the 8th day after Employee signs the Agreement (the “ADEA Release Effective Date”). Notwithstanding Executive’s right to revoke the ADEA Release, the remaining terms of this Agreement (including, without limitation, the Release as it applies to all claims other than claims under the ADEA) shall become effective and enforceable as of the date that Executive signs this Agreement. Executive agrees that if she revokes the ADEA Release, (a) her signature on the signature page to this Agreement applicable to the ADEA Release will be null and void and the Release shall become null and void solely with respect to the claims released under the ADEA Release (but, for the avoidance of doubt, no other claims or matters) and (b) this Agreement will otherwise be in full force and effect.

B. No Other Promises. Executive represents and agrees that neither the Company nor any of its employees, agents, representatives or attorneys made any representations concerning the terms or the effects of this Agreement other than those contained herein and that Executive’s decision to sign this Agreement is not based in whole or in part on any statement or promise that does not appear within the four corners of this document.

C. Non-Admissions. Executive expressly acknowledges that neither this Agreement nor the furnishing of the consideration of this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.

D. Conditions. Should Executive ever breach any provision or obligation under this Agreement, Executive explicitly agrees to pay all damages (including, but not limited to, litigation or defense costs, expenses, and reasonable attorneys’ fees) incurred by the Company as a result of Executive’s breach. Nothing in this paragraph shall, or is intended to, limit or restrict any other rights or remedies the Company may have by virtue of this Agreement or otherwise.

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E. Additional Terms

1. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Arizona. The parties hereby consent to the jurisdiction of the federal or state courts within the State of Arizona in connection with any dispute concerning this Agreement.

2. Each and every term of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

3. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party, regardless of who drafted it.

4. In the event any provision of this Agreement should be held by a court of competent jurisdiction to be unenforceable and incapable of being modified to be legal, each and all of the other provisions of this Agreement shall remain in full force and effect.

5. This Agreement, including this paragraph, may not be altered in any respect except by a writing duly executed by all parties. This Agreement may not be modified orally. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged.

[signature page follows]

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EXECUTIVE FULLY UNDERSTANDS THE FOREGOING WAIVER AND GENERAL RELEASE AGREEMENT, AND FULLY UNDERSTANDS ITS TERMS. EXECUTIVE HAS BEEN GIVEN TWENTY-ONE (21) DAYS TO CONSULT WITH AN ATTORNEY, AND HAS CONSULTED WITH AN ATTORNEY OR HAS WILLINGLY CHOSEN NOT TO SEEK LEGAL COUNSEL ABOUT THIS AGREEMENT. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY THIS THE _____DAY OF ______________, 202[_].

EXECUTIVE (applicable to all matters other than the ADEA Release):

Lisa Funk

EXECUTIVE (applicable to the ADEA Release):

Lisa Funk

Signature Page to Waiver and Release Agreement

THE FOREGOING WAIVER AND GENERAL RELEASE AGREEMENT IS HEREBY EXECUTED BY DULY AUTHORIZED REPRESENTATIVE THIS ___ DAY OF ___________, 202[_].

COMPANY:

MISTER CAR WASH, INC.

By:
[Name, Title]

Signature Page to Waiver and Release Agreement